Exhibit 10.4

Erster Nachtrag zum Geschäftsführeranstellungsvertrag vom 03.12.2016	First Amendment to the Managing Director’s Contract of Employment signed on 3 December 2016

zwischen	between

Heidrive GmbH Starenstraße 23, 93309 Kelheim

– im Folgenden „Gesellschaft“ –	– hereinafter ”Company“ –

diese vertreten durch die Gesellschafterversammlung, diese wiederum vertreten durch Herrn Hendrik Roeland Nugteren	represented by the shareholder`s meeting, same in turn represented by Mr. Hendrik Roeland Nugteren

und	and

Herrn Helmut Pirthauer Rebenweg 24, 93309 Kelheim

– im Folgenden „Geschäftsführer“ –	– hereinafter ”Managing Director“ –

– beide auch „Parteien“ genannt –	– both referred to as „Parties“ –

Präambel	Preamble

Zwischen den Parteien besteht ein Geschäftsführeranstellungsvertrag vom 03.12.2016. Auf Basis eines Beschlusses der Gesellschafterversammlung von 9. März 2018 schließen die Parteien den nachfolgenden 1. Nachtrag zum Geschäftsführeranstellungsvertrag.

The Parties entered into a Managing Director`s Contract of Employment signed on 3 December 2016. On the basis of a resolution passed by the Company’s shareholders’ meeting on March 9th, 2018, the Parties hereby conclude the following First Amendment to the Managing Director`s Contract of Employment.

§ 1 Vertragsdauer, Vertragsbeendigung	Section 1 Contract Term and Termination

Ergänzend zu § 3 des Geschäftsführeranstellungsvertrages wird das Folgende vereinbart:	By supplementing section 3 of the Managing Director`s Contract of Employment, the Parties agree on the following:

(1)       Das beiderseitige ordentliche Kündigungsrecht des Geschäftsführervertrages wird für den Zeitraum vom 01.01.2018 bis 31.12.2020 ausgeschlossen. Das Recht zur außerordentlichen Kündigung bleibt unberührt.

(2)       Eine ordentliche Kündigung kann unter Einhaltung der in § 3 (2) a) des Geschäftsführervertrages genannten Frist somit erstmals zum 31.12.2020 erklärt werden.

(1)       Both parties exclude the right to terminate the Managing Director`s Contract of Employment without cause in the period between 1 January 2018 and 31 December 2020. The right to terminate for cause shall remain unaffected.

(2)       Hence, the Managing Director`s Contract of Employment may be terminated without cause for the first time, observing the notice period under the rules of section 3 (2) a) of the Managing Director`s Contract of Employment, with effect of December 31, 2020.

§ 2 Bezüge	Section 2 Remuneration

(1)       Abweichend von § 7 des Geschäftsführeranstellungsvertrages erhält der Geschäftsführer ein Jahresgrundgehalt wie folgt:

a)        Für das Jahr 2018 beträgt das Jahresgrundgehalt EUR 230.000,00.

b)        Für das Jahr 2019 beträgt das Jahresgrundgehalt EUR 240.000,00.

c)         Ab dem Jahr 2020 beträgt das Jahresgrundgehalt EUR 250.000,00.

(2)       Hinsichtlich der möglichen Teilnahme des Geschäftsführers am „Restricted Stock Option Program“ gemäß § 7 (5) des Geschäftsführeranstellungsvertrages wird vereinbart, dass der Geschäftsführer hieran (anstatt mit einem Betrag von EUR 40.000) im Umfang von 20 % des jeweiligen Jahresgrundgehalts teilnehmen kann.

(1)       Deviating from section 7 of the Managing Director`s Contract of Employment, the Managing Director shall be entitled to receive an annual base salary as follows:

a)        For the year 2018, the annual base salary shall amount to EUR 230.000,00.

b)        For the year 2019, the annual base salary shall amount to EUR 240.000,00.

c)         Starting with the year 2020, the annual base salary shall amount to 250.000,00.

(2)       As regards the Managing Director`s possible participation in the “Restricted Stock Option Program” under the regulation of section 7 (5) of the Managing Director`s Contract of Employment the Parties agree that the Managing Director can take part in the amount of 20 % of the respective annual base salary (instead of the amount of € 40K).

§ 3 Schlussbestimmungen	Section 3 Final Provisions

(3) Soweit in diesem Ersten Nachtrag keine abweichenden Regelungen getroffen wurden, gelten die Bestimmungen des Geschäftsführeranstellungsvertrages unverändert fort.	(1) Unless not specifically agreed otherwise in this First Amendment, the rules of the Managing Director`s Contract of Employment shall remain in force.

(2) Änderungen und Ergänzungen dieses Ersten Nachtrags oder des Geschäftsführeranstellungsvertrages bedürfen zu ihrer Rechtswirksamkeit der Schriftform und der Unterzeichnung durch beide Vertragspartner auf derselben Urkunde.	(2) Amendments and supplements to present First Amendment as well as the Managing Director`s Contract of Employment shall not be legally valid unless drawn up in writing and the same document signed by both parties hereto.

(3) Im Zweifel gilt die deutsche Fassung dieses 1. Nachtrags.	(3) In case of doubt only the German version shall prevail.

Kelheim, den 12. März, 2018 /s/ Hendrik Nugteren Heidrive GmbH – Hendrik Nugteren /s/ Helmut Pirthauer Helmut Pirthauer